Exhibit 99.1

Stephen R. Light

President & Chief Executive Officer

Mr. David Langevin

Chairman and CEO

Veri-Tek International, Inc

7402 West 100th Place

Bridgeview, Illinois 60455

Dear David

•	Resignation from Directorship

I have enjoyed my service with the Veri-Tek Board of Directors and getting to know the people and products of the company since joining the board in December 2007. However, the time constraints imposed on me by my new assignment as CEO of Xerium Technologies, make it very difficult for me to devote appropriate time to review materials, and travel to and attend scheduled board meetings.

Therefore, I am therefore tendering my resignation from the board effective immediately.

Stephen R. Light